EXHIBIT 99.1

                                  NEWS RELEASE


CONTACT:     Patrick Scanlon, Senior Vice President, Controller
             Penseco Financial Services Corporation
             (570) 346-7741

FOR RELEASE: 4:00 P.M. Eastern Time: May 4, 2009

    PENSECO FINANCIAL SERVICES CORPORATION REPORTS 1ST QUARTER 2009 EARNINGS

SCRANTON, PA, May 4, 2009 -- Penseco Financial Services Corporation (OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported a decrease in net income of $2,516,000 for the three months ended March 31, 2009 to $441,000 or $.21 per share compared with $2,957,000 or $1.38 per share from the year ago period. The decrease in net income was primarily attributed to $1,335,000 of merger related costs associated with the acquisition of the Old Forge Bank, which was completed on April 1, 2009, along with the first quarter 2008 one time positive impact of $1,710,000 related to Visa International's Initial Public Offering. Net interest income increased $421,000 or 7.5% largely due to reduced interest expense from lower deposit costs. Core net income decreased $367,000 or 20.1% due to an increase in FDIC insurance costs of $143,000 and a higher provision for potential loan losses of $761,000. As of March 31, 2009 there are no significant loans as to which management has serious doubt about their collectibility, however the Company felt it prudent to increase its provision for loan losses as the general economy continues to weaken. The allowance for loan losses at March 31, 2009 was 1.41% of total loans compared to 1.20% of total loans at December 31, 2008 and 1.20% of total loans at March 31, 2008.

NON-INTEREST INCOME

Total non-interest income decreased $1,208,000 or 33.4% to $2,410,000 for the three months ended March 31, 2009, compared with $3,618,000 for the same period in 2008. The lower non-interest income was attributed to a one time gain of $1,213,000 related to the VISA IPO during the first quarter of 2008. Trust department income decreased $55,000 or 15.1% due to the decrease in market value of trust assets. Service charges on deposit accounts increased $76,000 or 28.9% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income increased $24,000 or 2.0% due to higher transaction volume and new business. Brokerage fee income decreased $64,000 or 35.4% mostly due to the decline in the overall market as the economy continues to slow.

NON-INTEREST EXPENSES


Total non-interest expenses increased $2,066,000 or 40.8% to $7,124,000 for the three months ended March 31, 2009 compared with $5,058,000 for the same period of 2008. Salaries and employee benefits expense increased $63,000 or 2.6% due to merit increases in salaries and employee benefits. Merger related costs of $1,335,000, consist of computer and equipment upgrades of $606,000, investment banking, valuation services, legal and accounting fees of $429,000 and severance payments of $300,000. Other operating expenses increased $690,000 or 70.9% partly from a higher one time FDIC assessment cost of $143,000. In March 2008, the Company reversed $497,000 of legal and professional expense related to the VISA IPO thereby lowering other operating expenses for three months ended March 31, 2008. Excluding both one time charges, operating expense increased $50,000 or 3.4%.

ASSET QUALITY

The allowance for loan losses at March 31, 2009 was $6,050,000 or 1.41% of total loans compared to $4,925,000 or 1.20% of total loans at March 31, 2008. Management believes the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued or reduced amounted to $882,000 at March 31, 2009, up from $301,000 at March 31, 2008. If interest on those loans had been accrued, such income would have been $85,000 and $33,000 for the three months ended March 31, 2009 and March 31, 2008, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

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Net loan charge-offs amounted to $221,000 or .05% of average outstanding loans for the three months ended March 31, 2009 compared to $10,000 or .002% at March 31, 2008.

As of March 31, 2009 there are no significant loans as to which management has serious doubt about their collectibility. During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for Reorganization under Chapter 11 of the Bankruptcy Act. Currently, the Company holds $8.3 million of TERI loans out of a total student loan portfolio of $20.0 million. The Company does not anticipate that TERI's bankruptcy filing will significantly impact the Company's financial statements. These loans are placed on non-accrual status when they become more than 90 days past due. At March 31, 2009 there was $174,000 in such loans placed on non-accrual status.

At March 31, 2009 and December 31, 2008, the Company did not have any loans specifically classified as impaired.

The Company does not engage in any sub-prime or Alt-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans. The Company's lending is primarily residential and commercial secured mortgage loans, in Northeastern Pennsylvania, based upon conservative underwriting standards.

INCOME TAX EXPENSE

Applicable income taxes decreased to a benefit of $153,000 for the three months ended March 31, 2009 from a provision of $945,000 for the same period of 2008, due to additional expenses related to the merger with Old Forge Bank in 2009, a higher provision for loan losses in 2009 and a one time gain on the VISA IPO during the three months ended March 31, 2008.

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

                     PENSECO FINANCIAL SERVICES CORPORATION

                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 Three Months Ended
                                                March 31,   March 31,    Increase      %
                                                ---------------------
(in thousands, except per share amounts           2009         2008         $       Change
------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
   Return on Average Assets                         0.28%       2.00%              -86.00%
   Return on Average Equity                         2.37%      16.77%              -85.87%

STOCKHOLDERS' VALUE
   Net Income                                   $    441    $  2,957      (2,516)  -85.09%
   Earnings per share                               0.21        1.38       (1.17)  -84.78%
   Dividends Per Share                              0.42        0.41        0.01     2.44%
   Book Value Per Share                            34.14       33.61        0.53     1.58%
   Market Value Per Share                          33.90       38.00       (4.10)  -10.79%
   Market Value/Book Value Ratio                   99.30%     113.06%              -12.17%
   Price Earnings Multiple                         40.36x       6.88x              486.63%
   Dividend Payout Ratio                          200.00%      29.71%              573.17%
   Dividend Yield                                   4.96%       4.32%               14.81%

SAFETY AND SOUNDNESS
   Stockholders' Equity/Assets Ratio               11.31%      11.68%               -3.17%
   Total Capital/Risk Weighted Assets              19.09%      20.11%               -5.07%
   Tier 1 Capital/Risk Weighted Assets             17.84%      18.86%               -5.41%
   Tier 1 Capital/Average Assets                   11.90%      12.28%               -3.09%
   Allowance for Loan Loss as a
      a Percent of Loans                            1.41%       1.20%               17.50%
   Non-accrual Loans/Total Loans                    0.21%       0.07%              200.00%
   Non-performing Assets/Total Assets               0.21%       0.05%              320.00%

BALANCE SHEET HIGHLIGHTS
   Total Assets                                 $648,293    $618,089     $30,204     4.89%
   Total Investments                             168,852     163,511       5,341     3.27%
   Net Loans                                     423,236     404,050      19,186     4.75%
   Allowance for Loan Losses                       6,050       4,925       1,125    22.84%
   Total Deposits                                435,087     421,314      13,773     3.27%
   Stockholders' Equity                           73,331      72,197       1,134     1.57%


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

                     PENSECO FINANCIAL SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   March 31,    March 31,
                                                     2009          2008
                                                 ------------  ------------
ASSETS
Cash and due from banks                            $  9,186      $ 21,095
Interest bearing balances with banks                  2,114         6,345
Federal funds sold                                        -             -
                                                 ------------  ------------
   Cash and Cash Equivalents                         11,300        27,440
Investment securities:
   Available-for-sale, at fair value                108,272        96,888
   Held-to-maturity (fair value of $64,678
     and $68,662, respectively)                      60,580        66,623
                                                 ------------  ------------
   Total Investment Securities                      168,852       163,511
Loans, net of unearned income                       429,286       408,975
   Less: Allowance for loan losses                    6,050         4,925
                                                 ------------  ------------
   Loans, Net                                       423,236       404,050
Bank premises and equipment                          10,647         9,200
Other real estate owned                                 474             -
Accrued interest receivable                           3,344         3,335
Cash surrender value of life insurance                7,762         7,446
Other assets                                         22,678         3,107
                                                 ------------  ------------
   Total Assets                                    $648,293      $618,089
                                                 ============  ============
LIABILITIES
Deposits:
   Non-interest bearing                            $ 72,621      $ 78,668
   Interest bearing                                 362,466       342,646
                                                 ------------  ------------
   Total Deposits                                   435,087       421,314
Other borrowed funds:
   Repurchase agreements                             35,319       40,520
   Short-term borrowings                             28,468          203
   Long-term borrowings                              70,141       79,310
Accrued interest payable                              1,042        1,550
Other liabilities                                     4,905        2,995
                                                 ------------  ------------
   Total Liabilities                                574,962      545,892
                                                 ------------  ------------
STOCKHOLDERS' EQUITY
Common stock ($ .01 par value,
  15,000,000 shares authorized, 2,148,000
  shares issued and outstanding)                         21           21
Surplus                                              10,819       10,819
Retained earnings                                    64,284       61,773
Accumulated other comprehensive income               (1,793)        (416)
                                                 ------------  ------------
   Total Stockholders' Equity                        73,331       72,197
                                                 ------------  ------------
   Total Liabilities and Stockholders' Equity      $648,293      $618,089
                                                 ============  ============

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                     PENSECO FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                       Three Months Ended
                                                            March 31,
                                                    -----------------------
                                                       2009          2008
                                                    ---------      --------
INTEREST INCOME
Interest and fees on loans                           $6,284         $6,661
Interest and dividends on investments:
   U.S. Treasury securities and U.S.
   Agency obligations                                   878            905
   States & political subdivisions                      861            836
   Other securities                                      14             74

Interest on Federal funds sold                            -              -
Interest on balances with banks                           3             11
                                                    ---------       --------
   Total Interest Income                              8,040          8,487
                                                    ---------       --------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more           278            451
Interest on other deposits                              943          1,533
Interest on other borrowed funds                        821            926
                                                    ---------       --------
   Total Interest Expense                             2,042          2,910
                                                    ---------       --------
   Net Interest Income                                5,998          5,577
Provision for loan losses                               996            235
                                                    ---------       --------
   Net Interest Income After Provision
     for Loan Losses                                  5,002          5,342
                                                    ---------       --------
NON-INTEREST INCOME
Trust department income                                 310            365
Service charges on deposit accounts                     339            263
Merchant transaction income                           1,208          1,184
Brokerage income                                        117            181
Other fee income                                        287            298
Bank-owned life insurance income                         79             78
Other operating income                                   70             36
VISA mandatory share redemption                           -          1,213
Realized (losses) gains on securities, net                -              -
                                                    ---------       --------
   Total Non-Interest Income                          2,410          3,618
                                                    ---------       --------
NON-INTEREST EXPENSES
Salaries and employee benefits                        2,478          2,415
Expense of premises and equipment, net                  791            768
Merchant transaction expenses                           857            902
Merger related costs                                  1,335              -
Other operating expenses                              1,663            973
                                                    ---------       --------
   Total Non-Interest Expenses                        7,124          5,058
                                                    ---------       --------
Income before income taxes                              288          3,902
Applicable income taxes                                (153)           945
                                                    ---------       --------
   Net Income                                        $  441          $2,957
                                                    =========       ========
Earnings per Common Share
   (Based on 2,148,000 shares outstanding)           $ 0.21          $ 1.38
Cash Dividends Declared Per Common Share               0.42            0.41

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Penseco Financial Services Corporation, through its subsidiary Penn Security
Bank & Trust Company, operates nine offices in Lackawanna, Wayne and Monroe counties. The Company's stock is traded on the OTC Bulletin Board Market, under the symbol, "PFNS".

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

NON-GAAP FINANCIAL MEASURES: (VISA TRANSACTION)

Certain financial measures contained in this 8-K as to March 31, 2008 exclude the decrease of the liability accrual related to VISA's covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company's class B shares in VISA. Also as to March 31, 2009, these financial measures exclude merger related costs as to the acquisition of Old Forge Bank on April 1, 2009. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of the Company believes that investors' understanding of the Company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its initial public offering. Penn Security Bank & Trust Company and certain other VISA member banks are shareholders in VISA. Following the initial public offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company's holdings from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.6296 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of March 31, 2009, the value of the Class A shares was $55.60 per share. The value of unredeemed Class A equivalent shares owned by the Company was $1.6 million as of March 31, 2009, and has not yet been reflected in the accompanying financial statements.

In connection with VISA's establishment of the litigation escrow account, the Company reversed a $497 thousand reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. initial public offering as a charge to other non-interest expense.

Merger costs related to the acquisition of Old Forge Bank consists of investment banking costs, system conversion costs, valuation services, legal and accounting fees and severance payments to former directors of Old Forge Bank.


                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

                                                                Three Months Ended
                                                                     March 31,
                                                                 2009        2008        Change
                                                              ----------  ----------  -----------
Net interest income after provision for loan losses            $ 5,002      $ 5,342     $  (340)
Non-interest income                                              2,410        3,618      (1,208)
Non-interest expense                                            (7,124)      (5,058)     (2,066)
Income tax benefit (provision)                                     153         (945)      1,098
                                                              ----------  ----------  -----------
   Net income                                                      441        2,957     (2,516)

ADJUSTMENTS
-----------
Non-interest income
   Gain on mandatory redemption of VISA, Inc.
     class B common stock                                            -       (1,213)     1,213
Non-interest expense
   Merger related costs                                          1,335            -      1,335
   Covered litigation provision                                      -         (497)       497
                                                              ----------  ----------  -----------
   Total Adjustments pre-tax                                     1,335       (1,710)     3,045
Income tax provision (benefit)                                     315         (581)       896
                                                              ----------  ----------  -----------
   After tax adjustments to GAAP                                 1,020       (1,129)     2,149
                                                              ----------  ----------  -----------
   Adjusted net income                                         $ 1,461      $ 1,828     $ (367)
                                                              ==========  ==========  ===========
Return on Average Assets                                          0.93%        1.24%
Return on Average Equity                                          7.84%       10.37%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended March 31, 2009 was 2.37% (7.84% excluding the merger costs) and ..28% (.93% excluding the merger costs), respectively. ROE was 16.77% (10.37% excluding the VISA IPO impact) and ROA was 2.00% (1.24% excluding the VISA IPO impact) for the same period last year.